EXHIBIT 10.1

PARCEL B

REAL ESTATE PURCHASE AND SALE AGREEMENT

This REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of December 14, 2021 (“Effective Date”), by and between the CITY OF RIVERBANK, CALIFORNIA (“City”), and AEMETIS PROPERTIES RIVERBANK, INC. a Delaware corporation (“Buyer). City and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. The former Riverbank Army Ammunition Plant (“RBAAP”) was closed pursuant to and in accordance with the Defense Base Closure and Realignment Act of 1990, as amended (part A of title XXIX of Public Law No. 101-510, 10 U.S.C. § 2687 note; as amended, the “Base Closure Act”). The military mission at RBAAP was concluded on March 31, 2010.

B. In accordance with the Base Closure Act, City was recognized by the Office of the Secretary of Defense as the local redevelopment authority for RBAAP and City submitted an application to the Army to acquire a portion of the real and personal property comprising the RBAAP by means of an economic development conveyance.

C. In February 2014, City adopted the Riverbank Army Ammunition Plant Specific Plan (“Specific Plan”) to guide future development at the RBAAP site, and certified the Final Environmental Impact Report for the Specific Plan (“Specific Plan EIR”) (SCH# 2011022015).

D. Effective as of September 11, 2017, City and the Army executed an Agreement between United States Department of the Army and the City of Riverbank for the Economic Development Conveyance of the Former Riverbank Army Ammunition Plant located in Riverbank, Stanislaus County, California (the “EDC Agreement”).

E. The EDC Agreement anticipates the division of the RBAAP into several parcels shown on the map attached as Exhibit A. City has acquired fee title to Parcel B, the legal description for which is attached as Exhibit B, (“Parcel B”) from the Army pursuant to a quit claim deed (“Army Deed”), a copy of which is attached as Exhibit C.

F. On October 17, 2017, City issued a Request for Proposals (“RFP”) for Master Developer Services at RBAAP, and Aemetis, Inc. submitted a response to the RFP on behalf of itself and other entities, including Cary Pope (“Aemetis Team”).

G. On March 28, 2018, City notified Aemetis, Inc. of its intent to commence exclusive negotiations with the Aemetis Team, and on January 15, 2019, City and Aemetis, Inc. entered into a Term Sheet for a Lease Disposition and Development Agreement.

H. City will sell Parcel B to Buyer, pursuant to and subject to the terms of this Agreement and Buyer will develop and operate Parcel B in accordance with the provisions set forth in the Parcel B Development Covenants, a form of which is attached as Exhibit D (the “Declaration of Covenants”).

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AGREEMENT

In consideration of the mutual covenants herein, City and Buyer agree as follows:

1. Agreement to Sell and Purchase. City hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from City, Parcel B, subject to the terms of this Agreement.

2. Purchase Price and Deposit. The purchase price to be paid to City for Parcel B shall be One Million Two Hundred Thousand Dollars ($1,200,000) (the “Purchase Price”). The Purchase Price shall be paid by Buyer by bank wire of same day funds as follows:

(a) Fifty Thousand Dollars ($50,000) (the “Deposit”) shall be paid upon the execution and delivery of this Agreement to an escrow agent (the “Escrow Agent”) selected by Buyer and approved by City and such funds shall be held and applied pursuant to an escrow agreement (the “Escrow Agreement”) in substantially the form attached hereto as Exhibit E;

(b) Upon consummation of the transaction contemplated by this Agreement (the “Closing”) the balance of the Purchase Price shall be deposited with the Escrow Agent and shall be paid to City.

3. Form of Deed. City will convey Parcel B to Buyer by quit claim deed substantially in the form attached hereto as Exhibit F. City will transfer title to the railroad assets that connect Parcel B to Parcel 2 using the same form of bill of sale used to transfer such assets from the Army to the City, a copy of which is attached hereto as Exhibit G.

4. Closing Costs. In addition to the Purchase Price, upon and subject to the Closing on the transfer of Parcel B from City to Buyer, Buyer will pay through the Escrow Agent all third-party escrow, title, transfer, and similar closing costs associated with City’s transfer to Buyer. Except as specified in this Paragraph, all Parties shall pay their own costs associated with this Agreement.

5. Closing Date. Closing shall occur not later than ninety (90) days after the Effective Date, at such time and place as may be mutually agreed to by the Parties, provided that the Closing date may be extended by Buyer up to 180 days additional by providing written Notice to City in the event that Buyer has not been able to reasonably complete its preparations for closing.

6. Condition of Parcel B; No Warranties.

(a) Parcel B is and will be conveyed by City to Buyer “as is”, with no warranties from City to Buyer. City shall have no responsibility to prepare Parcel B in any way for development at any time.

(b) Parcel B is a former military installation that has been conveyed to City from the Army for economic development purposes.

(c) Parcel B is listed by the Environmental Protection Agency on the National Priorities List.

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(d) The Army has provided City with Finding of Suitability to Transfer documents and Environmental Reports related to Parcel B, and City represents that, to the best of its knowledge, it has made available to Buyer all environmental reports and studies in its possession and control.

(e) Buyer acknowledges and agrees that all materials, data, and information delivered by City to Buyer in connection with the Purchase and Sale of Parcel B are provided to Buyer as a convenience only and that any reliance on or use of such materials, data, or information by Buyer shall be at the sole risk of Buyer. Without limiting the generality of the foregoing provisions, Buyer acknowledges and agrees that (a) any environmental or other report with respect to Parcel B which is delivered by City to Buyer shall be for general informational purposes only, (b) Buyer shall not have any right to rely on any such report delivered by City to Buyer (except to the extent permitted by the Person that prepared such report and to the extent set forth in such report), but rather Buyer will rely on its own inspections and investigations of Parcel B and any reports commissioned by Buyer with respect thereto, and (c) neither City nor the Person that prepared any such report delivered by City to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such report.

(f) City makes no representation as to the condition or content of surface or subsurface soils and groundwater that may be encountered during construction, repair, utility work, development, use, or occupancy of Parcel B.

(g) Buyer acknowledges receipt of, and is familiar with, the Army Deed and the Notices, Covenants, and Restrictions contained therein.

(h) Except as expressly provided in this Agreement:

(i) CITY IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO PARCEL B, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO THE QUALITY OR QUANTITY OF PARCEL B; HABITABILITY, MERCHANTABILITY, FITNESS, OR SUITABILITY FOR A PARTICULAR PURPOSE; TITLE; ZONING; TAX CONSEQUENCES; LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION; UTILITIES; OPERATING HISTORY OR PROJECTIONS; VALUATION; GOVERNMENTAL APPROVALS; THE COMPLIANCE OF PARCEL B WITH LAWS; THE TRUTH, ACCURACY, OR COMPLETENESS OF ANY DOCUMENTS OR OTHER INFORMATION PERTAINING TO PARCEL B; THE STATUS OF ANY LITIGATION OR OTHER MATTER; OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF CITY TO BUYER; OR ANY OTHER MATTER OR THING REGARDING PARCEL B.

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(ii) BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS (INCLUDING MOLD, FUNGI, VIRAL OR BACTERIAL MATTER, HAZARDOUS MATERIALS, RADIOLOGICAL CONDITIONS OR ITEMS OR TOXIC SUBSTANCES), MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS, AND BUYER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED, AND RELEASED CITY FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST CITY AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING PARCEL B.

(i) Legal Recourse Against the Army.

(i) Buyer acknowledges that it is familiar with avenues of legal recourse against the Army for any pre-existing environmental condition caused or contributed to by the Army, including the provisions of Sections 107 and 120(h)(3) of CERCLA, and Section 330 of the 1993 National Defense Authorization Act for Fiscal Year 1993.

(ii) If Buyer reasonably requests City to assist or cooperate in the pursuit of a claim tendered by Buyer against the United States pursuant to Section 120(h)(3) of CERCLA related to portions of Parcel B owned by Buyer, City shall reasonably cooperate with, and provide reasonable assistance to, Buyer in the pursuit of the claim, provided the reasonable costs of tendering and pursuing the claim are paid by Buyer.

7. City Conditions to Closing. City’s obligation to sell Parcel B is subject to (i) Buyer depositing with Escrow Agent the Purchase Price, (ii) Aemetis executing all required conveyance documents in a form reasonably acceptable to City, (iii) the Declaration of Covenants being recorded with the Stanislaus County, California, Recorder.

8. Buyer Conditions to Closing. Buyer’s obligation to buy Parcel B is subject to (i) the Parties executing the quitclaim deed in the form attached as Exhibit F and such other documents and instruments as are customary and as may be reasonably requested by Buyer or the Escrow Agent (and reasonably acceptable to City) to effectuate the Closing, (ii) Buyer’s review of the title to Parcel B and ability to obtain title insurance to its and its lender’s satisfaction, and (iii) Buyer’s completion of environmental investigation sufficient to satisfy the “All Appropriate Inquiry” standard to obtain CERCLA immunity. Buyer shall have completed items (ii) and (iii) within sixty (60) days of the Effective Date (the “Diligence Deadline”) and shall notify City when such conditions have been satisfied or waived. If Buyer determines not to exercise its right to purchase Parcel B due to any of these conditions, it may give irrevocable written notice to City prior to the expiration of the Diligence Deadline terminating its right and obligation to purchase Parcel B. Buyer may waive any of its conditions in this paragraph in whole or in part in its sole discretion.

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9. Deposit; Remedies.

(a) The Deposit shall be dealt with as provided in this Section 9.

(i) Subject to the provisions of Section 9(a)(ii) of this Agreement, if the Closing of the purchase and sale transaction contemplated by this Agreement shall fail to occur pursuant to the terms hereof for any reason, Escrow Agent shall immediately return the Deposit, together with accrued interest thereon, to Buyer;

(ii) IF BUYER SHALL BE OBLIGATED BY THE PROVISIONS OF THIS AGREEMENT TO CONSUMMATE THE PURCHASE AND SALE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND COMMITS A DEFAULT UNDER THIS AGREEMENT AND THE CLOSING FAILS TO OCCUR BY REASON OF SUCH DEFAULT, THEN IN ANY SUCH EVENT, CITY MAY TERMINATE THIS AGREEMENT. BUYER AND CITY AGREE THAT BASED UPON THE CIRCUMSTANCES NOW EXISTING, KNOWN AND UNKNOWN, IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ESTABLISH CITY’S DAMAGES BY REASON OF BUYER’S DEFAULT. ACCORDINGLY, BUYER AND CITY AGREE THAT IT WOULD BE REASONABLE AT SUCH TIME TO AWARD CITY “LIQUIDATED DAMAGES” EQUAL TO THE DEPOSIT PLACED INTO ESCROW BY BUYER PURSUANT TO THIS AGREEMENT.

CITY AND BUYER ACKNOWLEDGE AND AGREE THAT THE APPLICABLE FOREGOING AMOUNTS OF LIQUIDATED DAMAGES ARE REASONABLE AS LIQUIDATED DAMAGES AND SHALL BE CITY’S SOLE AND EXCLUSIVE REMEDY IN LIEU OF ANY OTHER RELIEF, RIGHT OR REMEDY, AT LAW OR IN EQUITY, TO WHICH CITY MIGHT OTHERWISE BE ENTITLED BY REA-SON OF BUYER’S DEFAULT. ACCORDINGLY, IF BUYER FAILS TO COMPLETE THE PURCHASE OF PARCEL B AND SUCH FAILURE CONSTITUTES A DEFAULT UNDER THIS AGREEMENT, CITY MAY TERMINATE THE AGREEMENT BY DELIVERING WRITTEN NOTICE THEREOF TO BUYER AND ESCROW AGENT WHEREUPON FOLLOWING ESCROW AGENT’S RECEIPT OF SUCH NOTICE, ESCROW AGENT SHALL (A) CANCEL THE ESCROW, (B) SEND BUYER A BILL FOR ALL OF ESCROW AGENT’S CHARGES AND (C) DISBURSE TO CITY THE ENTIRE BALANCE OF THE DEPOSIT. IF THE CLOSING FAILS TO OCCUR FOR ANY REASON OTHER THAN BUYER’S DEFAULT UNDER THIS AGREE-MENT, ESCROW AGENT SHALL DISBURSE TO BUYER ALL OF THE DEPOSIT THEN HELD BY ESCROW AGENT, PLUS THE ACCRUED INTEREST THEREON, LESS BUYER’S SHARE OF ESCROW CANCELLATION CHARGES. WITHOUT LIMITING THE FOREGOING PROVISIONS OF THIS PARAGRAPH, CITY WAIVES ANY AND ALL RIGHTS WHICH CITY OTHERWISE WOULD HAVE HAD UNDER CALIFORNIA CIVIL CODE SECTION 3389 TO SPECIFICALLY ENFORCE THIS AGREEMENT. CITY AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDER-STAND THE PROVISIONS OF THIS SECTION 14 AND BY THEIR INITIALS IMME-DIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

INITIALS:
	Buyer’s	City’s

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(iii) At Closing, the Deposit, together with accrued interest thereon, shall be paid to City as part of the Purchase Price.

(b) If City shall be obligated by the provisions of this Agreement to consummate the purchase and sale transaction contemplated by this Agreement and shall fail to do so, in addition to a return of the Deposit, together with accrued interest thereon, Buyer shall have the remedy of specific performance.

10. Prohibition on City Encumbrances. From and after the Effective Date, City will not make any changes to title of Parcel B and will not encumber Parcel B (with liens, easements, secondary interests, etc.) without advance written approval of Buyer in its sole discretion.

11. Reliance of City on Buyer; No Assignment of Agreement.

(a) Buyer acknowledges that: (i) the development of Parcel B is important to the general welfare of the community in which Parcel B is located; (ii) the qualifications and identity of Buyer, its principal officers, managers, Members, and partners are of particular importance to City; and (iii) City is entering into this Agreement with Buyer because of the qualifications and identity of Buyer and its principal officers, managers, Members and partners, and in so entering into this Agreement, is willing to accept and rely on the obligations of Buyer for the faithful performance of all of Buyer’s undertakings and covenants in this Agreement.

(b) Buyer and City acknowledge and agree that City is entering into this Agreement with Buyer on the basis of the particular experience and access to financial resources of Buyer. Buyer shall not assign this Agreement without City Approval, which may be withheld in its sole discretion. City shall not assign this Agreement without Buyer’s approval, which may be withheld in its sole discretion.

(c) Buyer hereby acknowledges and agrees that the restrictions on Assignment pursuant to this Section do not constitute an unreasonable restraint on Buyer’s right to transfer or otherwise alienate any portion of Parcel B. Buyer hereby waives any and all claims, challenges, and objections that may exist with respect to the enforceability of the restrictions on assignment contained in the Agreement, including any claim that such restrictions on assignment constitute an unreasonable restraint on alienation.

(d) An assignment of this Agreement that is Approved by the Parties will automatically release the transferor from all obligations under this Agreement arising on or after the date of the assignment and the assignee shall be deemed to assume all of the obligations of the transferor under this Agreement. The assignor and assignee shall execute a customary assignment and assumption agreement evidencing such assumption by assignee.

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12. REPRESENTATIONS AND WARRANTIES

(a) Representations and Warranties of City. As of the Effective Date and Closing hereunder, City hereby represents and warrants to Buyer as follows:

(i) Execution, Delivery, and Performance. City (i) has all requisite right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and (ii) has taken all necessary action to authorize the execution, delivery, and performance of this Agreement. This Agreement has been duly executed and delivered by City and constitutes the legal, valid, and binding obligation of City, enforceable against it in accordance with its terms. The Person signing this Agreement on behalf of City is authorized to do so.

(ii) No Violation. The execution, delivery, and performance by City of this Agreement and the transactions contemplated hereby and the performance by City of its obligations hereunder will not violate any of the terms, conditions, or provisions of (i) any judgment, order, injunction, decree, regulation, or ruling of any court or other Governmental Authority, or Law to which City is subject, or (ii) any agreement or contract to which City is a party or to which it is subject.

(iii) No Consents. No consent or authorization of, or filing with, any Person (including any Governmental Authority), which has not been obtained, is required in connection with the execution, delivery, and performance of this Agreement by City.

(iv) No Brokers. City has not dealt with any agent, broker, or other similar Person in connection with the transfer of the interests in the Parcel B as provided herein.

(v) No Litigation. There is no litigation, arbitration, administrative proceeding, or other similar proceeding pending against City that relates to this Agreement.

(b) Representations and Warranties of Buyer. As of the Effective Date and Closing hereunder, Buyer hereby represents and warrants to City as follows:

(i) Due Formation. Buyer is a corporation organized in the State of Delaware, duly formed and validly existing and in good standing and has full power and authority under the laws of the state of California to conduct the business in which it is now engaged.

(ii) Organization and Ownership. Buyer is a Delaware corporation that is wholly owned by Aemetis, Inc., a Delaware corporation with headquarters located at 20400 Stevens Creek Blvd., Suite #700, Cupertino, CA 95014.

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(iii) Execution, Delivery, and Performance. Buyer has the full right, power, and authority to acquire its interests in the Parcel B as provided in this Agreement and to carry out Buyer’s obligations hereunder, and all requisite action necessary to authorize Buyer to enter into this Agreement and to carry out its obligations hereunder have been taken. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. The Person signing this Agreement on behalf of Buyer is authorized to do so.

(iv) No Consents. No consent or authorization of, or filing with, any Person (including any Governmental Authority), which has not been obtained or will not be obtained, is required in connection with the execution, delivery, and performance of this Agreement by Buyer.

(v) No Violation. The execution, delivery, and performance of this Agreement by Buyer and the transactions contemplated hereby and the performance by Buyer of its obligations hereunder do not violate any of the terms, conditions, or provisions of (i) Buyer’s organizational documents, (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other Governmental Authority, or Law to which Buyer is subject, or (iii) any agreement or contract to which Buyer is a party or to which it is subject.

(vi) No Brokers. Buyer has not dealt with any agent or broker in connection with the transfer of interests in Parcel B to Buyer as provided herein.

(vii) No Litigation. There is no litigation, arbitration, administrative proceeding, or other similar proceeding pending or threatened in writing against Buyer which, if decided adversely to Buyer, (i) would impair Buyer’s ability to enter into and perform its obligations under this Agreement, or (ii) would materially adversely affect the financial condition or operations of Buyer.

(viii) No Speculation. Buyer is entering into this Agreement and will acquire Parcel B for the purposes contemplated therein and not with the view of speculating in land holding.

(ix) No Bankruptcy. Neither Buyer nor any of its Members is the subject debtor under any federal, state, or local bankruptcy or insolvency proceeding, or any other proceeding for dissolution, liquidation, or winding up of its assets.

(x) Financial Statements. The financial statements of Buyer submitted to City are complete and accurate as of the dates thereof. There has been no material adverse change in the financial condition of Buyer since the date of such financial statements.

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13. Anti-Money Laundering; Anti-Terrorism.

(a) Buyer has not, and to Buyer’s knowledge, no Buyer Party has engaged in any dealings or transactions (i) in contravention of the applicable anti-money laundering laws, regulations, or orders, including without limitation, money laundering prohibitions, if any, set forth in the Bank Secrecy Act (12 U.S.C. Sections 1818(s), 1829(b) and 1951-1959 and 31 U.S.C. Sections 5311-5330), the USA Patriot Act of 2001, Pub. L. No. 107-56, and the sanction regulations promulgated pursuant thereto by U.S. Treasury Department Office of Foreign Assets Control (collectively, together with regulations promulgated with respect thereto, the “Anti-Money Laundering Acts”), (ii) in contravention of Executive Order No. 13224 dated September 24, 2001 issued by the President of the United States (Executive Order Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time (“Anti-Terrorism Order”), (iii) in contravention of the provisions set forth in 31 C.F.R. Part 103, the Trading with the Enemy Act, 50 U.S.C. Appx. Section 1 et seq. or the International Emergency Economics Powers Act, 50 U.S.C. Section 1701 et seq. (together with the Anti-Money Laundering Acts, the “Terrorist Acts”), or (iv) is named in the Annex to the Anti-Terrorism Order or any terrorist list published and maintained by the Federal Bureau of Investigation and/or the U.S. Department of Homeland Security, as may exist from time to time. For purposes of this Agreement, “Buyer Party” shall mean Buyer, any Member of Buyer, or any Affiliate of Buyer; “Member” means any Person with an ownership in Buyer, whether as a member of a limited liability company, a shareholder in a corporation, a partner in a partnership, a beneficiary under a trust, or otherwise; “Person” means any individual, or any corporation, limited liability company, trust, partnership, association, or other entity; and “Affiliate” means with respect to any Person (“first Person”), (i) any other Person directly or indirectly Controlling, Controlled by, or under common Control with such first Person, (ii) any officer, director, general partner, manager, member, or trustee of such first Person, or (iii) any officer, director, general partner, manager, member, or trustee of any Person described in clauses (i) or (ii) of this clause; and “Control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the day-to-day management and policies of a Person, whether through ownership of voting securities, membership interests or partnership interests, by contract or otherwise, which term shall not preclude major decision approval by others.

(b) To Buyer’s knowledge, neither Buyer nor any other Buyer Party (a) is conducting any business or engaging in any transaction with any Person appearing on the list maintained by the U.S. Treasury Department’s Office of Foreign Assets Control located at 31 C.F.R., Chapter V, Appendix A, or is named in the Annex to the Anti-Terrorism Order or any terrorist list published and maintained by the Federal Bureau of Investigation and/or the U.S. Department of Homeland Security, as may exist from time to time, or (b) is a Person described in Section 1 of the Anti-Terrorism Order (a “Restricted Person”).

14 NOTICES.

(a) To be effective, any notice to be given under this Agreement (a “Notice”) shall be in writing and delivered by email, certified mail, postage pre-paid, or by hand or by private, reputable overnight commercial courier service, to City at the following addresses:

To:	Riverbank Local Redevelopment Authority
5300 Claus Road Modesto, California 95357 Attention: Executive Director

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With a copy to:	City of Riverbank
6707 3rd Street Riverbank, California 95357 Attention: City Manager

With a copy to:	White Brenner LLP
1414 K Street, 3rd Floor Sacramento, CA 95814 Attention: Tom Hallinan, Esq

With a copy to:	Kutak Rock LLP
1625 Eye Street, N.W. Suite 800 Washington, D.C. 20006 Attention: George Schlossberg, Esq.

(b) Any Notices to be given under this Agreement to Buyer shall be in writing and delivered by certified mail, postage pre-paid, or by hand or by private, reputable overnight commercial courier service, to Buyer at the following addresses:

To:	Aemetis Properties Riverbank, Inc.
20400 Stevens Creek Blvd., Suite 700 Cupertino, CA 95014 Attention: Chief Financial Officer

With a copy to:	Aemetis Properties Riverbank, Inc.
20400 Stevens Creek Blvd., Suite 700 Cupertino, CA 95014 Attention: President

(c) Either Party may change the recipients or addresses to which notice shall be given by written Notice to the other Party. Notices which shall be served in the manner aforesaid shall be deemed to have been received for all purposes hereunder at the time such notice shall have been: (i) if hand delivered to a party against receipted copy, when the copy of the notice is receipted; (ii) if given by nationally recognized overnight delivery service, on the date of actual delivery; (iii) if given by certified mail, return receipt requested, postage prepaid, on the date of actual delivery or refusal thereof, or (iv) if by email, when sent. If notice is tendered under the terms of this Agreement and is refused by the intended recipient of the notice, the notice shall nonetheless be considered to have been received and shall be effective as of the date provided in this Agreement.

15. General Terms.

(a) [omitted]

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(b) Amendments; Waivers. To be effective, any amendment or waiver of this Agreement must be in writing signed by both Parties. None of the terms or provisions of this Agreement may be changed, waived, modified, or terminated except by an instrument in writing executed by the Party or Parties against which enforcement of the change, waiver, modification, or termination is asserted. None of the terms or provisions of this Agreement shall be deemed to have been abrogated or waived by reason of any failure or refusal to enforce the same.

(c) Form of Signatures. Signatures to this document may be traded electronically by scan/email of a pdf copy, which shall be binding in the same manner as originals.

(d) No Persons Other Than Parties Individually Liable. No Person other than the Parties to this Agreement, and the permitted assignees of such Parties, shall have any liability or obligation under this Agreement. Without limiting the generality of the foregoing, (i) Buyer agrees that no employee, official, consultant, contractor, agent or attorney engaged by City in connection with this Agreement or the transactions contemplated by this Agreement shall have any liability or obligation to Buyer under this Agreement and (ii) City agrees that no Member, other equity holder, employee, consultant, contractor, agent or attorney engaged by Buyer in connection with this Agreement or the transactions contemplated by this Agreement shall have any liability or obligation to City under this Agreement. Nothing in this Section shall be deemed to preclude the liability of any Person to any Person to which it owes a duty for such Person’s own fraudulent acts or for violations of the Laws prohibiting the making of false claims.

(e) Titles of Articles and Sections. Titles and captions of the several parts, articles and sections of this Agreement are inserted for convenient reference only and shall be disregarded in construing or interpreting Agreement provisions.

(f) Singular and Plural Usage. Whenever the sense of this Agreement so requires, the use herein of the singular number shall be deemed to include the plural, and the use of the plural shall be deemed to include the singular.

(g) Applicable Law; Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of California, without reference to the conflicts of laws provisions thereof. Any suit, action, proceeding or claim relating to this Agreement or the transactions contemplated by this Agreement shall be brought exclusively in the United States District Court for the State of California, or the Superior Court for the State of California, and City and Buyer agree that such courts are the most convenient forum for resolution of any such action and further agree to submit the jurisdiction of such courts and waive any right to object to venue in such courts.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall together constitute one and the same instrument.

(i) Third Party Beneficiary. No Person shall be a third-party beneficiary of this Agreement.

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(j) Further Assurances. Each Party agrees to execute and deliver to the other Party such additional documents and instruments as the other Party reasonably may request in order to fully carry out the purposes and intent of this Agreement.

(k) Time of the Essence. Time is of the essence with respect to all matters set forth in this Agreement. For all deadlines set forth in this Agreement, the standard of performance of the party required to meet such deadlines shall be strict adherence and not reasonable adherence.

(l) No Partnership. Nothing contained herein shall be deemed or construed by the parties hereto or any third party as creating the relationship of principal and agent or of partnership or of joint venture between Buyer and City, it being understood and agreed that neither the method of computation of any participation nor any other provision contained herein, nor any acts of the parties hereto shall be deemed to create any such relationship.

(m) No Construction Against Drafter. This Agreement has been negotiated and prepared by City and Buyer and their respective attorneys and, should any provision of this Agreement require judicial interpretation, the court interpreting or construing such provision shall not apply the rule of construction that a document is to be construed more strictly against one party.

(n) Confidentiality. The following provisions are applicable to requests filed under the California Public Records Act and the regulations promulgated thereunder (“CA FOIA”) or any similar Law for information regarding this Agreement or any communications, documents, agreements, information, or records with respect to this Agreement:

(i) Non-Disclosure. Communications, documents, agreements, information, and records that qualify as “Confidential Information” under CA FOIA or other Law provided to City by Buyer under or pursuant to this Agreement shall be maintained by City as confidential, and City shall not disclose such information to any Persons other than the appropriate attorneys, accountants, underwriters, financial advisors, construction consultants, bond insurers, rating agencies, auditors and employees of City.

(ii) Acknowledgment; Requests for Disclosure. As required by the terms of this Agreement, Buyer shall provide to City certain documentation and information. City acknowledges that such documentation and information is generally held by Buyer in strict confidence, and is not of the kind that would customarily be released to the general public by Buyer because the disclosure thereof would cause substantial harm to the competitive position of Buyer. City further acknowledges and agrees that Buyer will be considered as “submitter” of such documentation and information for purposes of the CA FOIA. Accordingly, if a Person files a request under the CA FOIA or any similar Law for any such documentation or information (solely for purposes of this Section, a “Request”), City shall promptly, and in any event not more than five (5) days following the receipt of the Request, notify Buyer of the Request and allow Buyer five (5) Business Days (and, in any event, prior to the disclosure of any documentation or information (“Requested Information”) that would be disclosed pursuant to the Request) within which to object to City, and any other relevant judicial or administrative body, to the disclosure of any of the Requested Information. If, following receipt of Buyer’s objection to the release of the Requested Information, or not less than ten (10) days following receipt of the Request, City reasonably determines that the Requested Information is exempt from disclosure pursuant to the CA FOIA or other Law, City shall promptly, and in any event, within the time limits mandated under the CA FOIA, assert such exemption from disclosure and decline to provide such information. If, following receipt of Buyer’s objection to the release of the Requested Information, or not less than ten (10) days following receipt of the Request, City reasonably determines that the information sought by the Request is not exempt from disclosure pursuant to the CA FOIA or other Law, City shall promptly notify Buyer of such determination, and shall refrain from making such disclosure for not less than five (5) days following notice to Buyer in order to afford Buyer an opportunity to seek an injunction or other appropriate remedy if Buyer believes that the City’s determination is erroneous. The term “days” as used in this Section, shall be determined in the manner provided in the CA FOIA.

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(iii) Notice. Buyer shall endeavor to clearly mark each page of all documents which Buyer wishes to designate as Confidential Information “Confidential Trade Secret Information, Contact Buyer Before Any Disclosure” and shall also include a reference to this Agreement; provided, however, that Buyer’s failure to mark any document shall not foreclose Buyer from asserting that a document should be designated as Confidential Information.

(iv) Certain Required Disclosures. Nothing in this Agreement shall limit or restrict City from disclosing, to the extent required by Law, any information, communication, or record to the United States Congress, the Council, the State Inspector General or the State Auditor; provided that City shall use all reasonable measures to prevent further dissemination of such information to the extent such information is Confidential Information.

The provisions of this Section 15(n) shall survive the Closing.

(s) Laws. Any reference to a specific Law in this Agreement shall mean such Law as it may be amended, supplemented or replaced, except as the context otherwise may require.

(u) Exhibits. This Agreement includes the following Exhibits:

Exhibit A:	Map of RBAAP
Exhibit B:	Parcel B Legal Description
Exhibit C:	Army Quitclaim Deed
Exhibit D:	Development Covenants
Exhibit E:	Escrow Agreement
Exhibit F:	Form of Quitclaim Deed
Exhibit G:	Bill of Sale to Railroad Tracks

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SIGNATURES

By signing below, City and Buyer hereby agree to this Agreement as of the Effective Date:

CITY:		BUYER

CITY OF RIVERBANK, CALIFORNIA		AEMETIS PROPERTIES RIVERBANK, INC. a Delaware corporation

By:	/s/ Richard D. O’Brien	By:	/s/ Eric A. McAfee
Print Name: Richard D. O’Brien		Print Name: Eric A. McAfee
Title: Mayor / Chair of Riverbank LRA		Title: Chief Executive Officer

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EXHIBIT A

RBAAP MAP

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EXHIBIT B

PARCEL B LEGAL DESCRIPTION

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EXHIBIT C

ARMY QUITCLAIM DEED

[See Attached]

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EXHIBIT D

DECLARATION OF COVENANTS

[See Attached]

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EXHIBIT E

ESCROW AGREEMENT

[See Attached]

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EXHIBIT F

FORM OF QUITCLAIM DEED

[See Attached]

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EXHIBIT G

BILL OF SALE FOR RAILROAD TRACKS

[See Attached]

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